Member Announcement
March 13, 2009

FHLB Des Moines Files Year-End SEC 10K

On March 13, 2009, FHLB Des Moines filed its 10-K Report with the Securities and Exchange Commission. The Bank’s 10-K includes financial results for the fourth quarter and audited financial reporting for the year-ended December 31, 2008. To view the Bank’s 10-K Report, click here or visit the SEC website at http://www.sec.gov/. On February 26, 2009, the Bank emailed members its earnings news release that included financial highlights for the year-end and fourth quarter. To view, click here.

Member Relations Conference Call to Focus on
Year-End Financial Results and Business Highlights

FHLB Des Moines will host a members-only conference call on Tuesday, March 24, 2009 from 11 AM till 12 PM (Central Time). The Bank’s Chairman of the Board of Directors and Executive Team will discuss Fourth Quarter and year-end financial results, business highlights and answer questions.

There is no charge for the call and it is open to all FHLB Des Moines members. All members will be asked to register for the call. FHLB Des Moines invites members to email their questions to Madge Cremer (mcremer@fhlbdm.com) at FHLB Des Moines in order for us to aggregate the questions and to provide the most valuable information. There will be time during the call to ask and submit questions.

If you have any questions regarding the Member Relations Conference Call, please contact Madge Cremer at 515.281.1071 or at mcremer@fhlbdm.com